UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 1, 2008

Shimoda Marketing, Inc.

(Exact name of Small Business Issuer in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-53378

(Commission File Number)

59-2747731

(IRS Employer Identification No.)

116 West McLeroy Blvd., Saginaw, Texas  76179

 (Address of Principal Executive Offices and Zip Code)

(817) 546-1681

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]

Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

On October 6, 2008 the Board of Directors of the Shimoda Marketing, Inc. (the “Company”) executed a resolution to facilitate a six-for-one (6-for-1) forward split of its issued and outstanding common stock ($.001 par value).  The effective date of the 6-for-1 forward split is October 20, 2008.  As a result of the 6-for-1 forward split there are 10,020,000 shares of common stock of the Company issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIMODA MARKETING, INC.

By:

/s/:  Michael B. Cranfill

Michael B. Cranfill, Chief Executive Officer

DATED:  December 1, 2008.

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